Registration No. __________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933


                             1st SOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

          Indiana                                         35-1068133
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              100 North Michigan Street, South Bend, Indiana 46601
                    (Address of Principal Executive Offices)

           TRUSTCORP MORTGAGE COMPANY EMPLOYEE RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                Larry E. Lentych
                             1st Source Corporation
                            100 North Michigan Street
                            South Bend, Indiana 46601
                     (Name and address of agent for service)


                                 (219) 235-2702
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed     Proposed
Title of Each Class                  Maximum      Maximum
  of Securities     Amount           Offering     Aggregate          Amount of
      to be          to be           Price Per    Offering         Registration
   Registered     Registered         Share (1)    Price  (1)           Fee
--------------------------------------------------------------------------------
Common Stock,
without par value 200,000 Shares(2)  $21.505 (3)  $4,301,000.00 (3)    $1,075.00

--------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) and (h), on June 22, 2001, the average of the high and low price of the registrant's Common Stock on the NASDAQ National Market System was $21.505.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein, plus such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(3)       Estimated solely for the purpose of calculating the registration fee.

                                     PART II


Item 3.   Incorporation of Documents by Reference.

The following information heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     (a)  The registrant's latest Annual Report on form 10-K.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The information set forth under the caption "Description of Registrant's Securities to be Registered" in the registrant's Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant or the Trustcorp Mortgage Company Employee Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.   Description of Securities.

     Not applicable

Item 5.   Interests of Named Experts and Counsel.

     Not applicable

Item 6.   Indemnification of Directors and Officers.

The Indiana Business Corporation Law (Section 23-1-37) grants to each corporation the power to advance reasonable expenses and to indemnify its directors, officers, employees or agents against judgments, settlements, penalties, fines and reasonable expenses incurred in certain proceedings, provided, that an appropriate determination is made that the person acted in good faith and reasonably believed, if acting in official capacity, that he acted in the Company's best interests. Furthermore, unless the Company's articles of incorporation provide otherwise, a corporation must indemnify any director or officer against reasonable expenses incurred in connection with any proceeding to which the person was a party if he was wholly successful in the defense of such proceeding. This statute provides, however, that the statutory provisions for indemnification and advancement of expenses are not exclusive of any other such rights provided by the articles of incorporation, by-laws, resolution, or other authorization adopted by a majority vote of the voting shares then issued and outstanding. This statute further provides that if such other provisions for the indemnification and advancement of expenses are more restrictive than the statute, indemnification and advancement of expenses are valid only to the extent consistent with such other provisions.

Each past, present or future Director or Officer of the Corporation shall be and hereby is indemnified by the Corporation against all liability (including the expense of defending against such liability and any payment of money or delivery of property made in satisfaction or settlement thereof, but excluding any such payment or delivery made to the Corporation for its accounts), which results from any claim, suit or proceeding threatened or commenced against him, whether or not he is then such a Director or Officer, for acts alleged to have been committed or omitted by him as such Director or Officer, or as an employee of the Corporation, provided (a) he is adjudged not guilty of willful misconduct or dereliction of duty by a judgment or decree entered by any court in respect of such claim, suit or proceeding, or (b) he is determined not guilty of willful misconduct or dereliction of duty by a majority vote of the whole Board of Directors, if no such judgment or decree is entered, or if entered, no adjudication is made therein in respect of willful misconduct or dereliction of duty. directors who are embraced in the claim, suit or proceeding shall be disqualified from participating in any such determination by the Board of Directors, both in respect of their own misconduct or dereliction of duty, if any, and that of others. In the event a majority of the Board of Directors are thus disqualified, such determination in respect of misconduct or dereliction of duty shall be made by independent counsel who shall be selected by a majority vote of all the whole Board of Directors. Those Directors who would be disqualified from participating in a determination by the Board of Directors in respect of such misconduct or dereliction of duty may nevertheless participate in the selection of such counsel. Such counsel at the time of their selection may be counsel of the Corporation in other matters, but shall not be in the employ of the Corporation in a salaried capacity. The right of indemnification herein provided shall not be exclusive of any other rights to which any such Director of Officer may be entitled as a matter of law.

Item 7.   Exemption from Registration Claimed.

     Not Applicable

Item 8.   Exhibits.

     Exhibits filed with this Registration Statement are listed following the signature page.

Item 9.   Undertakings

1st Source Corporation hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (5) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this 29th day of June, 2001.

                                     1st SOURCE CORPORATION
                                     (Registrant)


                                     By:/s/ Thomas Flournoy
                                        ----------------------------------------
                                        Thomas Flournoy, Controller


Each person whose signature  appears below authorizes John B. Griffith and Larry
E. Lentych, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints John B. Griffith and Larry E. Lentych, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                Title                              Date
           ---------                -----                              ----

/s/ Christopher J. Murphy III                                     June 29, 2001
---------------------------------   Chairman of the Board
Christopher J. Murphy III           and a Director
                                    (Principal Executive Officer)


---------------------------------   Executive Vice President
Wellington D. Jones III             and a Director


/s/ John B. Griffith                                              June 29, 2001
---------------------------------   Secretary
John B. Griffith



---------------------------------   Treasurer & CFO (Principal
Larry E. Lentych                    Accounting and Financial Officer)


/s/ Reverend E. William Beauchamp                                 June 29, 2001
---------------------------------   Director
Reverend E. William Beauchamp

           Signature                Title                              Date
           ---------                -----                              ----


/s/ Daniel B. Fitzpatrick                                         June 29, 2001
---------------------------------   Director
Daniel B. Fitzpatrick



---------------------------------   Director
Lawrence E. Hiler



---------------------------------   Director
William P. Johnson


/s/ Rex Martin                                                    June 29, 2001
---------------------------------   Director
Rex Martin



---------------------------------   Director
Dane A. Miller



---------------------------------   Director
Timothy K. Ozark


/s/ Richard J. Pfeil                                              June 29, 2001
---------------------------------   Director
Richard J. Pfeil


/s/ Claire C. Skinner                                             June 29, 2001
---------------------------------   Director
Claire C. Skinner


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on this 29th day of June, 2001.

                             TRUSTCORP MORTGAGE COMPANY
                             EMPLOYEE RETIREMENT SAVINGS PLAN
                               (Plan)


                             By: /s/ Jay Rudynski
                                ---------------------------------
                                   (Officer)
                                   1st Source Bank, Plan Administrator

                                  EXHIBIT LIST
                                  ------------

NUMBER    DOCUMENT                                                      PAGE NO.
------    --------                                                      --------

4(a).     Articles  of  Incorporation  of 1st  Source as  amended
          April 30, 1996,  filed as an exhibit to Form 10-K dated
          December  31,   1996,   and   incorporated   herein  by
          reference.

4(b). By-Laws of 1st Source, as amended April 19, 1993, and filed as an exhibit to Form 10-K dated December 31, 1993, and incorporated herein by reference.

4(c).     Form of Stock  Certificate,  for  share  of 1st  Source
          Common  Stock,  filed  as an  exhibit  to  Registration
          Statement   2-40481,   and   incorporated   herein   by
          reference.

4(d)(1).  Trustcorp Mortgage Company Employee  Retirement Savings          9
          Plan dated October 1, 1990.

4(d)(2).  First  Amendment  to  the  Trustcorp   Mortgage  Company        78
          Employee Retirement Savings Plan dated January 1, 1993.

4(d)(3).  Second  Amendment  to  the  Trustcorp  Mortgage  Company        90
          Employee  Retirement  Savings Plan effective  January 1,
          2000.

4(d)(4).  Third  Amendment  to  the  Trustcorp   Mortgage  Company        92
          Employee  Retirement  Savings Plan effective  January 1,
          2000

5. Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal
          Revenue Code(1).

23(a)(1). Consent of Ernst & Young LLP.                                   95

23(a)(2). Consent of PricewaterhouseCoopers LLP.


(1) The Registrant undertakes that the Registrant has submitted or will submit the Trustcorp Mortgage Company Employee Retirement Savings Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.